LivePerson Announces Second Quarter 2015 Financial Results

-- Revenue and Adjusted EBITDA near High End of Guidance Ranges --

-- LiveEngage Customer Momentum Builds --

-- Strengthens Position in Real Estate Industry --

NEW YORK, July 29, 2015 /PRNewswire/ -- LivePerson, Inc. (NASDAQ: LPSN), a leading provider of digital engagement solutions, today announced financial results for the second quarter ended June 30, 2015.

Revenue
Total revenue was $59.3 million for the second quarter of 2015, an increase of 16% (22% in constant currency) as compared to the same period last year. Within total revenue, business operations (B2B) revenue for the second quarter of 2015 was $55.5 million. Revenue from consumer operations was $3.9 million.
LivePerson signed a total of 129 deals in the quarter, which includes the addition of 36 new customers. Revenue per enterprise and mid-market customer averaged $183,000 over the trailing twelve months ended in the second quarter of 2015, a 5% sequential increase as compared to the $174,000 calculated for the period ended in the first quarter of 2015. These figures are pro forma to exclude contributions from a previously disclosed customer contract that ended.
"The Company’s efforts to bring LiveEngage to new and existing customers and eliminate frustrating 1-800 experiences are gaining momentum,” said CEO Robert LoCascio. “We demonstrated solid execution in the second quarter, doubling the number of enterprise and mid-market customers on LiveEngage, signing several agreements with leading enterprise brands, and leveraging sales synergies to widen our footprint in the real estate industry with Contact At Once.”
Customer Expansion
During the second quarter, the Company signed contracts with the following new customers:

•	A global technology and consulting company

•	One of the leading telecommunications providers in the Asia-Pacific region

•	A national furniture retailer

•	One of the top online real estate marketplaces

•	An international healthcare group
The Company also expanded business with:

•	A European telecommunications provider

•	A multi-billion dollar food manufacturer

•	A top-ten automotive manufacturer

•	A global financial services company

•	A leading online travel platform

Net Loss
Net loss for the second quarter of 2015 was $5.4 million or $0.09 per share, as compared to net loss of $1.2 million or $0.02 per share in the second quarter of 2014. The second quarter 2015 net loss included approximately $3.0 million of restructuring costs tied to wind down activities for a previously disclosed contract that ended, adjustments to LivePerson's expense plan and reprioritization of growth initiatives. We expect these actions to generate approximately $13 million of expense savings in 2015. The second quarter 2014 net loss included $0.4 million of acquisition costs.
Adjusted Net Income and Adjusted EBITDA
Adjusted net income for the second quarter of 2015 was $0.9 million or $0.02 per share, as compared to $2.9 million or $0.05 per share in the second quarter of 2014. Adjusted net income excludes amortization of purchased intangibles, stock-based compensation, restructuring costs, acquisition costs and the related income tax effect of these adjustments.
Adjusted EBITDA for the second quarter of 2015 was $3.5 million or $0.06 per share, as compared to $5.4 million or $0.10 per share in the second quarter of 2014. Adjusted EBITDA excludes other income/(expense), taxes, depreciation, amortization of purchased intangibles, restructuring costs, acquisition costs, stock-based compensation and other non-cash charges, if any.
A reconciliation of the non-GAAP financial measures to GAAP measures has been provided in the financial tables included in this press release. An explanation of the non-GAAP financial measures and how they are calculated is included below under the heading "Non-GAAP Financial Measures."
Cash and Cash Equivalents
The Company's cash balance was $42.5 million at the end of the second quarter of 2015, including $5.5 million of cash being used as collateral for foreign currency hedging instruments. The Company generated approximately $7.9 million of cash from operations and incurred capital expenditures of approximately $6.7 million as we refreshed our global data centers and built out a production infrastructure in the Asia-Pacific region.
Financial Expectations
The Company's updated 2015 financial expectations are as follows:

Third Quarter 2015

Guidance
Revenue (in millions)	$60.5 - $61.5
Adjusted EBITDA (in millions)	$4.9 - $5.7
Diluted adjusted EBITDA per share	$0.08 - $0.10
Diluted adjusted net income per share	$0.03 - $0.05
GAAP net loss per share	$(0.06) - $(0.04)
Fully diluted share count	57.7 million

Full Year 2015

	Updated Guidance	Previous Guidance
Revenue (in millions)	$243.0 - $247.0	$243.0 - $247.0
Adjusted EBITDA (in millions)	$19.5 - $22.0	$19.0 - $22.0
Diluted adjusted EBITDA per share	$0.34 - $0.38	$0.33 - $0.38
Diluted adjusted net income per share	$0.12 - $0.15	$0.10 - $0.15
GAAP net loss per share	$(0.26) - $(0.23)	$(0.29) - $(0.24)
Fully diluted share count	57.5 million	57.8 million

Other Full Year 2015 Assumptions

•	A negative foreign exchange impact on revenue of more than $6.0 million

•	GAAP gross margin of approximately 70%

•	Amortization of purchased intangibles of approximately $8.0 million

•	Stock-compensation expense of approximately $12.5 million

•	Depreciation of approximately $12.0 million

•	Effective tax benefit of approximately 15%, from 0% tax rate previously

•	Capital expenditures of approximately $15 million

Stock-Based Compensation
Included in the accompanying financial results are expenses related to stock-based compensation, as follows (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Cost of revenue	$476	$484	$804	$844
Sales and marketing	937	923	1,532	1,737
Product development	953	931	1,892	1,611
General and administrative	746	869	1,678	1,712
Total	$3,112	$3,207	$5,906	$5,904

Amortization of Purchased Intangibles
Included in the accompanying financial results are expenses related to the amortization of purchased intangibles, as follows (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Cost of revenue	$839	$869	$1,679	$1,737
Amortization of purchased intangibles	1,178	206	2,490	396
Total	$2,017	$1,075	$4,169	$2,133

Earnings Teleconference and Video Discussion Information
The Company will discuss its second quarter 2015 financial results during a teleconference today, July 29, 2015. To participate via telephone, callers should dial in five to ten minutes prior to the 5:00 p.m. Eastern start time; domestic callers (U.S. and Canada) should dial 877-507-3684, while international callers should dial 928-328-1244, and both should reference the conference ID "85068840." The conference call will also be simulcast live on the Internet and can be accessed by logging onto the investor relations section of the Company’s web site at http://www.liveperson.com/company/ir.
If you are unable to participate in the live call, the teleconference will be available for replay approximately two hours after the call. To access the replay, please call 855-859-2056 (U.S. and Canada) or 404-537-3406 (international). Please reference the conference ID "85068840." A replay will also be available on the investor relations section of the Company’s web site at http://www.liveperson.com/company/ir.
The Company will also post a video discussion of its Second quarter results on YouTube. To view, click on the following link: http://www.youtube.com/user/myliveperson.

About LivePerson
LivePerson, Inc. (NASDAQ: LPSN) offers a cloud-based platform that enables businesses to proactively connect in real-time with their customers via chat, voice, and content delivery at the right time, through the right channel, including websites, social media, and mobile devices. This "intelligent engagement" is driven by real-time behavioral analytics, producing connections based on a true understanding of business objectives and customer needs.
For more information, please visit www.liveperson.com. To view other global press releases about LivePerson, please visit pr.liveperson.com.
Non-GAAP Financial Disclosure
Investors are cautioned that the following financial measures used in this press release are defined as “non-GAAP financial measures” by the Securities and Exchange Commission: adjusted EBITDA, or earnings/(loss) before other income/(expense), taxes, depreciation, amortization of purchased intangibles, restructuring costs, acquisition costs, stock-based compensation, other non-cash charges, if any; and adjusted net income, or net income excluding amortization of purchased intangibles, restructuring costs, acquisition costs, stock-based compensation and the related income tax effect of these adjustments. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation. In addition, although we have provided a reconciliation of these measures to the nearest comparable GAAP measures, they should not be construed as alternatives to any other measures of performance determined in accordance with generally accepted accounting principles, or as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We present this financial information because we believe that it is helpful to some investors as a measure of our performance. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.
Safe Harbor Provision
Statements in this press release regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements.  Any such forward-looking statements, including but not limited to financial guidance, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  It is routine for our internal projections and expectations to change as the quarter and year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change.  Although these expectations may change, we are under no obligation to inform you if they do.  Actual events or results may differ materially from those contained in the projections or forward-looking statements.  Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: potential fluctuations in our quarterly revenue and operating results; competition in the markets for online sales, marketing and customer service solutions, and online consumer services; our ability to retain existing clients and attract new clients; risks related to new regulatory or other legal requirements that could materially impact our business; volatility of the value of certain currencies in relation to the U.S. dollar, particularly the currency of regions where we have operations; additional regulatory requirements, tax liabilities, currency exchange rate fluctuations and other risks as we expand internationally and/or as we expand into direct-to-consumer services; impairments to goodwill that result in significant charges to earnings; responding to rapid technological change and changing client preferences; the adverse effect that the global economic downturn may have on our business and results of operations; our ability to retain key personnel, attract new personnel and to manage staff attrition; our ability to expand our operations internationally; risks related to the ability to successfully integrate past or potential future acquisitions; failures or security breaches in our services, those of our third party providers, or in the websites of our customers; risks related to the regulation or possible misappropriation of personal information belonging to our customers’ Internet users; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; privacy concerns relating to the Internet that could result in new legislation or negative public perception; legal liability and/or negative publicity for the services provided to consumers via our technology platforms; risks related to protecting our intellectual property rights or potential infringement of the intellectual property rights of third parties; risks related to technological or other defects distributing our services; increased allowances for doubtful accounts as a result of an increasing amount of receivables due from customers with greater credit risk; delays in our implementation cycles; risks associated with the recent volatility in the capital markets; our ability to secure additional financing to execute our business strategy; risks associated with our current or any future stock repurchase programs, including whether such programs will enhance long-term stockholder value, and whether such stock repurchases could increase the volatility of the price of our common stock and diminish our cash reserves; our ability to license necessary third party software for use in our products and services, and our ability to successfully integrate third party software;  changes in accounting principles generally accepted in the United States; our ability to maintain our reputation; risks related to our complex products; our recognition of revenue from subscriptions; our lengthy sales cycles; risks related to our operations in Israel, and the civil and political unrest in that region; natural catastrophic events and interruption to our business by man-made problems; the high volatility of our stock price; and risks related to our common stock being traded on more than one securities exchange. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements.  Readers are referred to the reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important factors that could cause actual results to differ from those discussed in forward-looking statements.

LivePerson, Inc.
Condensed Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Data)
Unaudited

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenue	$59,334	$51,087	$119,104	$98,915

Costs and expenses:
Cost of revenue	17,887	13,161	34,141	24,896
Sales and marketing	24,382	20,077	48,676	38,472
General and administrative	10,471	9,788	20,636	19,286
Product development	10,109	9,336	19,909	18,287
Restructuring costs	2,988	—	2,988	—
Amortization of purchased intangibles	1,178	206	2,490	396
Total costs and expenses	67,015	52,568	128,840	101,337

Loss from operations	(7,681)	(1,481)	(9,736)	(2,422)

Other income (expense)	229	45	(2)	(38)

Loss before benefit from income taxes	(7,452)	(1,436)	(9,738)	(2,460)

Benefit from income taxes	(2,098)	(224)	(2,326)	(454)

Net loss	$(5,354)	$(1,212)	$(7,412)	$(2,006)

Net loss per share of common stock:
Basic	$(0.09)	$(0.02)	$(0.13)	$(0.04)
Diluted	$(0.09)	$(0.02)	$(0.13)	$(0.04)

Weighted-average shares used to compute net loss per share:
Basic	56,491,989	54,189,722	56,392,240	54,766,811
Diluted	56,491,989	54,189,722	56,392,240	54,766,811

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands, Except Share and Per Share Data)
Unaudited

Unaudited Supplemental Data
The following information is not a financial measure under generally accepted accounting principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2015	2014		2015	2014
Reconciliation of Adjusted EBITDA:
Net loss in accordance with GAAP	$(5,354)	$(1,212)		$(7,412)	$(2,006)
Add/(less):
Amortization of purchased intangibles	2,017	1,075		4,169	2,133
Stock-based compensation	3,112	3,207		5,906	5,904
Depreciation	3,082	2,233		5,660	4,215
Restructuring costs	2,988	—		2,988	—
Benefit from income taxes	(2,098)	(224)		(2,326)	(454)
Acquisition costs	—	361		—	361
Other (income) expense	(229)	(45)		2	38
Adjusted EBITDA (1)	$3,518	$5,395		$8,987	$10,191
Diluted adjusted EBITDA per common share	$0.06	$0.10		$0.16	$0.18

Weighted average shares used in diluted adjusted EBITDA per common share	57,159,353	55,258,416		57,151,181	55,981,106

Reconciliation of Adjusted Net Income:
Net loss in accordance with GAAP	$(5,354)	$(1,212)		$(7,412)	$(2,006)
Add/(less):
Amortization of purchased intangibles	2,017	1,075		4,169	2,133
Stock-based compensation	3,112	3,207		5,906	5,904
Restructuring costs	2,988	—		2,988	—
Acquisition costs	—	361		—	361
Income tax effect of non-GAAP items (2)	(1,855)	(537)	(3)	(2,985)	(971)	(3)
Adjusted net income	$908	$2,894		$2,666	$5,421
Diluted adjusted net income per common share	$0.02	$0.05		$0.05	$0.10

Weighted average shares used in diluted adjusted net income per common share	57,159,353	55,258,416		57,151,181	55,981,106

Reconciliation of Net Cash Provided By (Used In) Operating Activities:
Adjusted EBITDA (1)	$3,518	$5,395		$8,987	$10,191
Add/(less):
Changes in operating assets and liabilities	3,369	(5,938)		(10,904)	(14,074)
Provision for doubtful accounts	634	708		1,037	979
Benefit from income taxes	2,098	224		2,326	454
Deferred income taxes	(1,934)	(583)		(1,114)	(658)
Other income (expense)	229	45		(2)	(38)
Net cash provided by (used in) operating activities	$7,914	$(149)		$330	$(3,146)

(1) Earnings/(loss) before other income/(expense), taxes, depreciation, amortization of purchased intangibles, restructuring costs, acquisition costs, stock-based compensation and other non-cash charges.

(2) The Company's income tax effect does not include discrete items.
(3) Income tax effect of non-GAAP items were included to conform with current period presentation.

LivePerson, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
Unaudited

	June 30, 2015	December 31, 2014

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$37,039	$49,372
Cash held as collateral	5,464	—
Accounts receivable, net	32,257	31,382
Prepaid expenses and other current assets	14,632	10,374
Deferred tax assets, net	1,805	2,575
Total current assets	91,197	93,703

Property and equipment, net	22,921	19,583
Intangibles, net	28,762	32,620
Goodwill	80,358	80,848
Deferred tax assets, net	12,647	10,762
Other assets	2,317	2,301
Total assets	$238,202	$239,817

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$11,385	$8,985
Accrued expenses and other current liabilities	32,509	37,772
Deferred revenue	12,345	11,992
Total current liabilities	56,239	58,749

Other liabilities	739	731
Total liabilities	56,978	59,480

Commitments and contingencies
Total stockholders' equity	181,224	180,337
Total liabilities and stockholders' equity	$238,202	$239,817

Investor contact:
Matthew Kempler
212-609-4214
mkempler@liveperson.com

Media contact:
Erin Kang
212-609-4256
ekang@liveperson.com